Exhibit 99.1

For Immediate Release

Vertiv Completes Acquisition of E&I Engineering Ireland Limited

and its Affiliate, Powerbar Gulf LLC

Strengthens the Company’s Portfolio of In-Building Power Train Offerings for

Data Centers and Vital Commercial and Industrial Markets

Columbus, Ohio November 1, 2021 – Vertiv Holdings Co (“Vertiv”) (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today announced that Vertiv Holdings Ireland DAC, a private company limited by shares incorporated in Ireland (the “Irish Buyer”), Vertiv International Holding Corporation, an Ohio corporation (the “US Buyer” and together with the Irish Buyer, the “Buyers” and each a “Buyer”) and Vertiv successfully completed its previously announced acquisition of E&I Engineering Ireland Limited, a private company limited by shares incorporated in Ireland, and its affiliate, Powerbar Gulf LLC, a foreign direct investment, a non-freezone limited liability company incorporated and registered in Ras Al Khaimah Economic Zone-Government of Ras Al Khaimah (collectively “E&I”).

“We are pleased to officially welcome the E&I team to Vertiv,” said Rob Johnson, Vertiv’s Chief Executive Officer. “Throughout this process, we’ve quickly reaffirmed that the impressive E&I team is rich in talent and strong in capabilities. This combination is a real-world example of two companies coming together to powerfully amplify their collective ability to create value for customers, employees and shareholders.”

Philip O’Doherty, founder of E&I, who will remain with Vertiv said, “This is a terrific opportunity for E&I’s customers and employees. Combining two highly complementary and already-accomplished businesses to establish one respected, results-oriented global organization that can provide critical digital infrastructure and continuity solutions in countries around the world didn’t seem possible when we founded E&I 35 years ago. However today, by officially bringing Vertiv and E&I together, it’s now a reality.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Vertiv Holdings Co

Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to ensure its customers’ vital applications run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, USA, Vertiv employs approximately 20,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.

Category: Financial News

About the E&I Engineering Group

The E&I Engineering group is a global provider of electrical switchgear and power distribution solutions with a proven track record for quality, technical expertise and customer service. With manufacturing facilities in Ireland, USA and United Arab Emirates, E&I can design, deliver and install on a global scale. E&I is globally recognized as a leader within the power distribution industry. An extensive product range, specialist technical services and a resolute focus on customer service delivers an unparalleled service that provides peace of mind for all customers. All of its products are manufactured in-house ensuring that all are of the required specification and are commercially viable and fit for purpose.

Cautionary Note Concerning Forward-Looking Statements

This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. This includes, without limitation, statements regarding the financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during 2021, as well as expected cost savings and synergies associated with the Acquisition. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The forward-looking statements contained or incorporated by reference in this presentation are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission reports. These risk factors and those identified elsewhere in this press release, among others, could cause actual results to differ materially from historical performance.

For investor inquiries, please contact:

Lynne Maxeiner

Vice President, Global Treasury & Investor Relations

Vertiv

T +1 614-841-6776

E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:

Scott Deitz

FleishmanHillard for Vertiv

T +1 336-908-7759

E: scott.deitz@fleishman.com

Source: Vertiv Holdings Co

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